EXHIBIT 21.1

                            KRANZCO REALTY TRUST
           SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1998


                                DATE     OWNERSHIP
SUBSIDIARY                      FORMED   PERCENTAGE  TYPE
                                ------   ----------  ----
KRT Property Holdings, Inc.     11/92    100%        MD corp
Parkway Plaza II Corp.          11/92    100%        MD corp
KR Trust One, Inc.              6/93     100%        MD corp
Lilac Connecticut Corp.         11/92    100%        CT corp.
Lilac New York Corp.            11/92    100%        NY corp.
KRT Union Corp.                 10/96    100%        DE corp

KR Hillcrest Mall, Inc.         6/96     100%        NJ corp.
KR Collegetown, Inc.            6/96     100%        NJ corp.
KR Orange, Inc.                 6/96     100%        CT corp.
KR Brookhaven, Inc.             2/97     100%        MS corp
KR Harrodsburg, Inc.            2/97     100%        KY corp
KR Minnetonka, Inc.             2/97     100%        MN corp.
Kranzco Raynham, Inc.           2/97     100%        MA corp.
KR Roseville, Inc.              2/97     100%        MN corp.
KR Tucson, Inc.                 2/97     100%        AZ corp.
KR Bainbridge, Inc.             2/97     100%        GA corp.
KR Cary, Inc.                   2/97     100%        NC corp.
KR Morganton, Inc.              2/97     100%        NC corp.
KR Columbia, Inc.               2/97     100%        SC corp.
KR Columbus, Inc.               2/97     100%        MS corp.
KR Flint, Inc.                  2/97     100%        MI corp.
KR Livonia, Inc.                2/97     100%        MI corp.
KR Richmond, Inc.               2/97     100%        Va corp.
KR Spartanburg, Inc.            2/97     100%        SC corp.
KR Parkway Plaza I Corp.        2/97     100%        CT corp.
KR Wampanoag, Inc.              2/97     100%        RI corp.

KR Atlanta, Inc.                11/97    100%        GA corp.
KR Holcomb, Inc.                11/97    100%        GA corp.
KR Park Plaza, Inc.             11/97    100%        GA corp.
KR Tower, Inc.                  11/97    100%        GA corp.
KR Mableton, Inc.               11/97    100%        GA corp.

KR Circleville, Inc.            8/98     100%        OH corp.
KR Douglasville, Inc.           8/98     100%        GA corp.
KR Pensacola, Inc.              8/98     100%        FL corp.
KR Pensacola II, Inc.           12/98    100%        FL corp.
KR Snellville, Inc.             8/98     100%        GA corp.
KR Staunton, Inc.               8/98     100%        VA corp.
KR Summerville, Inc.            8/98     100%        GA corp.
KR Tifton, Inc.                 8/98     100%        GA corp.
KR Vidalia, Inc.                8/98     100%        GA corp.

KR Development, Inc.            5/97     100%        PA corp.
KR Development, L.P.            5/97     99%         PA ltd. partnership
(KR Development, Inc. is 1% General Partner in Limited Partnership)

KR Best Associates, Inc.        9/93     100%        PA corp.
  KR Best Associates, L.P.      9/93     99%         PA ltd. partnership
(KR Best Associates, Inc. is 1% General Partner in Limited Partnership)

KR Street, Inc.                 9/93     100%        PA corp.
  KR Street Associates, L.P.    9/93     99%         PA ltd. partnership
(KR Street, Inc. is 1% General Partner in Limited Partnership)

KR MacArthur, Inc.              9/93     100%        PA corp.
  KR MacArthur
 Associates, L.P.               9/93     99%         PA ltd. partnership
(KR MacArthur, Inc. is 1% General Partner in Limited Partnership)

KR Manchester, Inc.             4/94     100%        CT corp.


KR Suburban, Inc.               1/94     100%        NJ corp.
KR Suburban, LP                 1/94     99%         NJ limited partnership
(KR Suburban, Inc. is 1% General Partner in Limited Partnership)

KR 69th Street, Inc.            1/94     100%        PA corp.
KR 69th Street, LP              1/94     99%         PA limited partnership
(KR 69th Street, Inc. is 1% General Partner in Limited Partnership)

KR Fox Run, Inc.                7/94     100%        MD corp.
Fox Run, Limited
 Partnership           Acquired 7/94     99%         AL limited partnership
(KR Fox Run, Inc. is 1% General Partner)

KR Marumsco, Inc.               3/95     100%        MD corp.
KR Marumsco II, Inc.            4/95     100%        MD corp.
(Note: KR Marumsco, Inc. owns 99% GP interest and KR Marumsco II, Inc. owns 1% GP interest in Marumsco-Jefferson Joint Venture, a VA general partnership
- purchased by the two corps in 4/95)

KR Culpeper, Inc.               3/95     100%        MD corp.
KR Culpeper II, Inc.            4/95     100%        MD corp.
(Note: KR Culpeper, Inc. owns 99% GP interest and KR Culpeper II, Inc. owns 1% GP interest in Culpeper Shopping Center Joint Venture, a MD general partnership - purchased by the two corps in 4/95)

KR Campus, Inc.                 3/95     100%        MD corp.
KR Campus II, Inc.              4/95     100%        MD corp.
(Note: KR Campus, Inc. owns 99% GP interest and KR Campus II, Inc. owns 1% GP interest in Campus Village Shopping Center Joint Venture, a MD general partnership - purchased by the two corps in 4/95)

KR Hillcrest,  Inc.             3/95     100%        MD corp.
Hillcrest Plaza Limited
 Ptnrshp               Acquired 4/95     99% LP      MD limited partnership
(KR Hillcrest, Inc. is 1% general partner in Hillcrest Plaza Limited
Partnership)

KR Coral Hills,  Inc.           3/95     100%        MD corp.
Coral Hills Assoc.Limited
 Ptnrshp               Acquired 4/95     99% LP      MD limited partnership
(KR Coral Hills, Inc. is 1% general partner in Coral Hills Associates Limited Partnership)

KR Pilgrim, Inc                 6/96     100%        PA corp.
KR Pilgrim, LP                  6/96     99%         PA LP
(Note:  KR Pilgrim, Inc. is 1% General Partner in limited partnership)

KR Bradford Mall, Inc.          6/96     100%        PA corp.
KR Bradford Mall, LP            6/96     99%         PA LP
(Note:  KR Bradford, Inc. is 1% General Partner in limited partnership)

KR Valley Forge, Inc.           6/96     100%        PA corp.
KR Valley Forge, LP             6/96     99%         PA LP
(Note:  KR Valley Froge, Inc. is 1% General Partner in limited partnership)

**KR Barn, Inc.                 2/21/97  100%        PA corp.
KR Barn, L.P.                   2/21/97  99%         PA LP
(Note: KR Barn, Inc. is 1% General Partner in limited partnership - ** NOTE THAT THIS ENTITY OWNS ONLY THE CINEMA PORTION OF THE BARN PROPERTY)

KR Jefferson City GP, Inc.               100%        TN corp.
(Note: KR Jefferson City GP, Inc. (TN corp.) owns a 1% GP in KR Jefferson City, LP and KR Jefferson City LP, Inc. (DE corp.) owns a 99% LP in KR Jefferson City, LP)

KR Northpark, Inc.              11/97    100%        GA corp.
Northpark Associates, L.P.
 (Cobb)                         11/97    95% of LP owned by corporate entity
                                         - GA lp